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                                                               Exhibit 99.(n)(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005


COUNTRY Investors Life Assurance Company
1701 N. Towanda Avenue
Bloomington, Illinois, 61702-2000

         Re:  COUNTRY Investors Variable Life Account
              (File No. 333-106757)
              ---------------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 for COUNTRY Investors Variable Life Account (File No. 333-106757). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                            -------------------
                                                Stephen E. Roth